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                                                                   EXHIBIT 10.38


                  AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
                  -------------------------------------------

     THIS AMENDMENT (hereinafter this "Amendment") is made and entered into between Douglas H. Miller (hereinafter "Miller") and Coda Energy, Inc. (hereinafter "Coda"), as of the date of execution below, amending that certain Executive Employment Agreement effective as of February 16, 1996 between Miller and Coda (hereinafter the "Employment Agreement");

     WHEREAS, Coda is a party to that certain Agreement and Plan of Merger dated as of October 31, 1997 entered into by and among Belco Oil & Gas Corp., Belco Acquisition Sub, Inc. and Coda (hereinafter the "Merger Agreement"); and,

     WHEREAS, Miller and Coda desire to amend the Employment Agreement conditioned upon and contemporaneous with the consummation of the transaction contemplated by the Merger Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and the mutual benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Miller and Coda agree as follows:

     1. Subject to and conditioned upon receipt of the payment described in paragraph 2 below, the Employment Agreement is hereby amended in the following particulars, effective as of the Closing (as defined in the Merger Agreement):

     (A) On Exhibit "A" to the Employment Agreement, the wording "Term:  Five
     (5) years after the Effective Time" is amended to read "Term: Commencing as of the Effective Time and terminating as of the date of closing of the transaction contemplated by that certain Agreement and Plan of Merger dated as of October 31, 1997 among Belco Oil & Gas Corp., Belco Acquisition Sub, Inc. and Coda Energy, Inc."

     (B) In Section 6.1, the second sentence of the first paragraph and the second paragraph are deleted (only the first sentence of 6.1 remains); and, in Section 6.3, the first sentence is deleted.

     (C) In Section 6.2, the first (and only) sentence is amended to read:
     "Until five (5) years after the date of termination of Employee's employment relationship with Employer (such date of termination being hereinafter referred to as the 'Termination Date'), Employee shall not induce any employee of Employer or its affiliates to terminate his or her employment with Employer or its affiliates, or hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with Employer; provided, however, that notwithstanding the foregoing, Employee may hire any employee of Employer or its affiliates who (i) is discharged after six (6) months following the Termination Date; (ii) is discharged within six (6) months following the Termination Date, but only with the prior written consent of Employer; or, (iii) voluntarily terminates his or her employment, but only if more than six months elapse between such voluntary termination and employment by Employee."

     (D) In Section 5.2, the words "land records, title information, geologic or seismic data, oil and gas reserve information, acquisition or drilling prospects, proposed unitization or secondary recovery prospects, information pertaining to any Employer assets with respect to any prospects or properties identified and described on Schedule A hereto," are added in the first sentence, second line, immediately preceding the word "strategies."

     2. At the Closing, Coda shall pay Miller a sum of money, less applicable withholding, equal to the aggregate amount of Monthly Base Salary (as defined in the Employment Agreement) that would otherwise have
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been payable to Miller if Miller's employment had continued without interruption under the Employment Agreement from the Closing through February 16, 2001.

     3. At the Closing, Miller's employment with Coda shall terminate, continued medical insurance benefits will thereafter be made available to Miller by Coda in accordance with Coda policies and in conformity with the Consolidated Omnibus Reconciliation Act of 1985, as amended, and Miller will thereafter comply with the provisions of the Employment Agreement, as amended by this Amendment, relating to matters following termination. Except as provided herein, from and after the Closing Coda shall have no obligation to Miller under the Employment Agreement.

     4. In the event the Merger Agreement is terminated and the transaction contemplated thereby fails to occur for any reason, this Amendment shall automatically become null and void.

     5. Except as specifically amended by this Amendment, the terms and provisions of the Employment Agreement shall remain in full force and effect.

     6. This Amendment shall be binding upon and inure to the benefit of Coda and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of Coda by any means whether direct or indirect, by purchase, merger, consolidation or otherwise.

     EXECUTED this 31st day of October, 1997.



                                      \s\ Douglas H. Miller
                                    --------------------------------------
                                         Douglas H. Miller


                                    CODA ENERGY, INC.



                                 By:     \s\ Grant W. Henderson
                                    --------------------------------------
                                         Grant W. Henderson
                                         President and CFO



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